Exhibit 2A.1

Exhibit 3.A.01 Page 1

Exhibit 3.A.01 Page 2

Exhibit 3.A.01 Page 3

Exhibit 3.A.01 Page 4

Exhibit 3.A.01 Page 5

Exhibit 3.A.01 Page 6

Exhibit 3.A.01 Page 7

3.A.01 Articles of Incorporation – Bella Petrella's Holdings, Inc.

State of Florida

Department of State

I certify from the records of this office that BELLA PETRELLA'S HOLDINGS, INC. is a corporation organized under the laws of the State of Florida, filed on July 28, 2009.

The document number of this corporation is P09000064011.

I further certify that said corporation has paid all fees due this office through December 31, 2010, that its most recent annual report was filed on August 5, 2010, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

Given under my hand and the Great Seal of Florida, at Tallahassee, the Capital, this the Twenty Seventh day of August, 2010

Dawn K. Roberts

Secretary of State

Authentication ID: **900184770279-082710-P09000064011**

To authenticate this certificate, visit the following site, enter this ID, and then follow the instructions displayed.

https://efile.sunbiz.org/certauthver.html

ARTICLES OF INCORPORATION

In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

FILED
2009 JUL 28 A 11:52
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLE I NAME

The name of the corporation shall be:

BELLA PETRELLA'S HOLDINGS, INC.

ARTICLE II PRINCIPAL OFFICE

The principal street address and mailing address, if different is:

17006 Madres De Avila
Tampa, Fl 33613

ARTICLE III PURPOSE

The purpose for which the corporation is organized is:

To engage in any business which is lawful under the laws of the State of Florida.

ARTICLE IV SHARES

The number of shares of stock is:

500,000,000 shares of common stock, par value $0.01 per share.

ARTICLE V INITIAL OFFICERS AND/OR DIRECTORS

List name(s), address(es) and specific title(s):

See continuation sheet

ARTICLE VI REGISTERED AGENT

The name and Florida street address (P.O. Box **NOT** acceptable) of the registered agent is:

Kenneth L Shartz
5206 E Longboat Blvd
Tampa, FL 33615

ARTICLE VII INCORPORATOR

The name and address of the Incorporator is:

Kenneth L Shartz
5206 E Longboat Blvd
Tampa, FL 33615

Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity

[signature] / KENNETH L SHARTZ — July 22, 2009

Signature/Registered Agent — Date

[signature] / KENNETH L SHARTZ — July 22, 2009

Signature/Incorporator — Date

Continuation Sheet:

Articles of Incorporation : BELLA PETRELLA'S HOLDINGS, INC.

ARTICLE V INITIAL OFFICERS AND/OR DIRECTORS

List name(s), address(es) and specific title(s):

Name:	Address:	Title:
Joseph M. Petrella, Jr.	17006 Madres De Avila Tampa, Fl 33613	Director and President Chief Executive Officer
Kenneth L. Shartz	17006 Madres De Avila Tampa, Fl 33613	Director and Chief Operating Officer
James V. Maita	17006 Madres De Avila Tampa, Fl 33613	Vice President, Product Development
Joseph M Petrella III	17006 Madres De Avila Tampa, Fl 33613	Vice President, Marketing

Articles of Amendment
to
Articles of Incorporation
of

BELLA PETRELLA'S HOLDINGS, INC.

SECRETARY OF STATE DIVISION OF CORPORATIONS
09 NOV 12 PM 1:49

(Name of Corporation as currently filed with the Florida Dept. of State)

P09000064011

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. **If amending name, enter the new name of the corporation:**

____ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. **Enter new principal office address, if applicable:**
(Principal office address MUST BE A STREET ADDRESS) _______________

____

____

C. **Enter new mailing address, if applicable:**
(Mailing address MAY BE A POST OFFICE BOX) _______________

____

____

D. **If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:**

Name of New Registered Agent: _______________

New Registered Office Address: _______________
(Florida street address)

_______________, Florida_______
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action
SEC	KENNETH L SHARTZ	5206 E LONG BOAT BLVD TAMPA, FL 33615	☒ Add ☐ Remove
			☐ Add ☐ Remove
			☐ Add ☐ Remove

E. **If amending or adding additional Articles, enter change(s) here:**
(*attach additional sheets, if necessary*). (*Be specific*)

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: 10/1/2009
(date of adoption is required)

Effective date if applicable: ____
(no more than 90 days after amendment file date)

Adoption of Amendment(s) (CHECK ONE)

☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ____."
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☒ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 11-8-09

Signature [signature]
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

KENNETH L SHARTZ
(Typed or printed name of person signing)

DIRECTOR & COO
(Title of person signing)